UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

RAIN ONCOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40356	82-1130967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Jarvis Avenue, Suite 204
Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 953-5559

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 13, 2023, Rain Oncology Inc. (the “Company” or “Rain”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pathos AI, Inc., a Delaware corporation (“Parent”), and WK Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for, among other things, (i) the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Merger Sub for all of the Company’s outstanding shares of common stock (the “Common Stock”), for: (A) $1.16 per share of Common Stock (the “Cash Consideration”), and (B) one contingent value right (a “CVR”) potential cash payments of up to approximately $0.17 per share (together with the Cash Consideration, the “Offer Price”) and (ii) following the completion of the Offer, the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Merger Sub is required to commence the Offer within ten business days following execution of the Merger Agreement. The Offer will initially expire at one minute after 11:59 pm Eastern Time on the date that is 20 business days following the commencement of the Offer, subject to extension under certain circumstances.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of the Company, other than any shares of Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price; (ii) each option to purchase shares of Common Stock from the Company under the Company’s Amended and Restated 2018 Stock Option/Stock Issuance Plan or 2021 Equity Incentive Plan, pursuant to an inducement award, or otherwise (together, the “Company Stock Plans”) will be cancelled for no consideration; and (iii) each restricted stock unit settleable in shares of Common Stock granted under the Company Stock Plans (each, a “Company RSU”) that is outstanding and unvested as of immediately prior to the Effective Time will vest in full and will automatically be cancelled and converted into the right to receive (i) an amount in cash equal to the product of (A) the total number of shares of Common Stock then underlying such Company RSU multiplied by (B) the Cash Consideration, without any interest thereon and subject to applicable withholding and (ii) one (1) CVR for each share of Common Stock subject thereto.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to certain customary conditions, including: (i) that the number of shares of Common Stock validly tendered and not validly withdrawn in accordance with the terms of the Offer, together with any shares of Common Stock beneficially owned by Merger Sub or any affiliate of Merger Sub, equals at least one share more than 50% of all shares of Common Stock then outstanding; (ii) the Company Net Cash (as defined in the Merger Agreement) shall be at least $49,600,000 as of the Cash Determination Time (as defined in the Merger Agreement); (iii) the absence of any law that makes illegal the Offer or the Merger, prohibits or limits Parent’ ownership of the Company or its assets or imposes limitations on Parent’ rights of ownership of the Common Stock; (iv) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement); (v) compliance by the Company with its obligations, covenants and agreements under the Merger Agreement; (vi) the accuracy of representations and warranties made by the Company in the Merger Agreement, subject to customary thresholds and exceptions; and (vii) no termination of the Merger Agreement. The obligations of Parent and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement.

The Merger Agreement contains customary termination rights for both Parent and Merger Sub, on the one hand, and the Company, on the other hand. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement in connection with a change in the Board’s recommendation regarding the Merger or the transactions contemplated by the Merger Agreement, or the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay Parent a termination fee of $1,500,000 (the “Termination Fee”). If the Merger Agreement is terminated by Parent due to a shortfall in the Company Net Cash at closing, the Company shall reimburse Parent up to $1,000,000 of its out-of-pocket fees and expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included as Exhibit 2.1 in this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Commitment Letter

Concurrently with the execution of the Merger Agreement, an affiliate of Parent (the “Investor”) delivered to the Company a duly executed Commitment Letter with Parent and Merger Sub (the “Commitment Letter”), dated as of the date of the Merger Agreement, in respect of funding to Parent a portion of the Cash Consideration and certain other cash amounts. Subject to certain terms and conditions of the Commitment Letter, the Investor will contribute to Parent, at or prior to the Acceptance Time, an aggregate amount of $25,000,000, to be used by Parent solely to fund the aggregate Cash Consideration and any other cash amounts to be paid at the closing pursuant to, and in accordance with, the terms set forth in the Merger Agreement.

Support Agreement

Concurrently with the execution of the Merger Agreement, certain beneficial owners of Company Common Stock, including Boxer Capital, BVF Partners and Avanish Vellanki, entered into Support Agreements (the “Support Agreements”) with Parent and Merger Sub pursuant to which such parties agreed, among other things, to irrevocably tender the shares of Common Stock held by them and certain of their affiliates in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 44% of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Company’s Board of Directors votes to approve a superior proposal.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent and a representative, agent and attorney in-fact of the holders of CVRs. Each CVR will represent a contractual right to receive a holder’s portion of multiple contingent aggregate cash payments as follows: (a) a payment equal to (i) any excess cash held by the Company at the closing of the Merger above $49,600,000 (the “Excess Cash Adjustment”), plus (ii) (A) $5,000,000, minus (B) any damages or losses, judgments, settlements and out-of-pocket costs and expenses incurred by Pathos post-closing related to any legal proceeding against or involving Rain and its directors and/or officers that is either (1) included in the definition of Litigation Matters set forth in the Merger Agreement or (2) otherwise existing as of the date of the Merger Agreement or arising following the date of the Merger Agreement and prior to the first anniversary of the closing of the Merger, minus (C) any shortfall of Rain’s cash at the closing of the Merger below $49,600,000 (any such payment in accordance with the criteria set forth in this clause (a), a “Cash CVR Payment”); and (b) a payment equal to either (i) 80% of certain net proceeds payable, if any, from any sale, transfer or disposition (each, a “Disposition”) occurs within two years of the closing date of the Merger (the “Disposition Period”) of any or all rights to milademetan, including any form or formulation thereof, and any improvement or enhancement thereof, subject to certain further uses or modifications (collectively, the “CVR Products”) or (ii) $1,000,000, if the dosing of the first patient with a CVR Product in a clinical study conducted by Pathos or any of its affiliates, including the Company (after the Merger) (the “Development Milestone”), is achieved prior to the five-year anniversary of the closing date of the Merger (the “Development Milestone Period”).

The Cash CVR Payment shall be paid to CVR holders in two installments as follows: (1) the first installment, which consists solely of the Excess Cash Adjustment, within 30 days following the determination of the Excess Cash Adjustment (if applicable), and (2) the second installment within 30 days following the later of (x) the final and nonappealable resolution of any Rain Litigation and (y) the first anniversary of the closing date of the Merger. In the event that (i) a Disposition of CVR Products does not occur within the Disposition Period, (ii) the Development Milestone is not achieved within the Development Milestone Period, and (iii) the amount of out-of-pocket costs and expenses incurred by Parent post-closing related to any Rain Litigation is greater than the sum of (a) $5,000,000 plus (b) any Excess Cash Adjustment, holders of the CVRs will not receive any payment pursuant to the CVR Agreement.

The CVR has a term of ten years unless terminated earlier pursuant to the terms and conditions of the CVR Agreement. During the Disposition Period, Merger Sub shall, and shall cause its subsidiaries, licensees and rights transferees to, use commercially reasonable efforts to either enter into one or more disposition agreements or to achieve the Development Milestone.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs. In the event that (i) a Disposition of CVR Products does not occur within the Disposition Period or (ii) the Development Milestone is not achieved, and no other contingent payment condition is achieved pursuant to the CVR Agreement, including the Cash CVR Payment, holders of the CVRs will not receive any payment pursuant to the CVR Agreement.

The form of CVR Agreement is included herein as Exhibit C to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text thereof.

Item 7.01. Regulation FD Disclosure.

On December 13, 2023, the Company issued a press release announcing the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements related to Rain Oncology Inc. (the “Company”) and the acquisition of the Company by Pathos AI, Inc. (“Parent”), including express or implied forward-looking statements about the Company’s products and the future operations and performance of the Company and Parent. These forward-looking statements are within the meaning of U.S. federal securities laws, including, without limitation, statements regarding the anticipated timing of and closing of the proposed Offer, Merger and related transactions contemplated by the Merger Agreement (collectively referred to as the “transactions”). The words “estimates,” “expects,” “continues,” “intends,” “plans,” “anticipates,” “targets,” “may,” “will,” “would,” “could,” “should,” “potential,” “goal,” and “effort” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. The Company cautions that a number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Any forward-looking statements in this communication are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this communication, including, without limitation, the impact of actions of other parties with respect to the transactions; the possibility that competing offers will be made; the outcome of any legal proceedings that have been or could be instituted against the Company or its directors; the risk that the transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the transactions contemplated by the Merger Agreement; the occurrence of the events or achievement of the milestones giving rise to payments under the CVR Agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the transactions on the Company’s business, and operating results; risks that the transactions may disrupt the Company’s current plans and business operations; risks related to the diverting of management’s attention from the Company’s ongoing business operations; general economic and market conditions and the other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023 and subsequent filings with the SEC. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transactions and/or the Company and the Company’s ability to successfully complete the transactions and, with respect to any CVR payment amounts, the consideration ultimately paid to Company stockholders (and whether any payments will be payable at all). In addition, unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Any forward-looking statements contained in this communication represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Parent and its subsidiary will file with the SEC. At the time the tender offer is commenced, Parent and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company’s common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investors.rainoncology.com/.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger between the Company, Parent and Merger Sub, dated December 13, 2023.
99.1	Press Release of the Company, dated December 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIN ONCOLOGY INC.

Date: December 13, 2023	By:	/s/ Avanish Vellanki
Avanish Vellanki
Chairman and Chief Executive Officer